Exhibit 10.4

AMENDMENT TO

EXECUTIVE RETIREMENT AGREEMENT

THIS AMENDMENT is entered into this 31st day of December, 2008, but effective as of January 1, 2008, between Smurfit-Stone Container Corporation, a Delaware corporation (“Smurfit-Stone”) and STEVEN J. KLINGER (“Executive”);

WHEREAS, Smurfit-Stone and Executive entered into an Executive Retirement Agreement (“Agreement”) dated as of May 11, 2006, and now desire to amend that Agreement to comply with the requirements of Section 409A of the Internal Revenue Code;

NOW, THEREFORE, the parties agree as follows:

1.             Section 1(g) is hereby deleted and reserved for future use.

2.             Section 1(i) is hereby deleted and reserved for future use.

3.             Section 1(n) is amended to read as follows:

(n)   Termination Date.  The term “Termination Date” shall mean the date the Executive incurs a separation from service with Smurfit-Stone and its affiliates (whether or not incorporated) that are under common control with Smurfit-Stone within the meaning of Section 414(c) of the Code, except that 50% shall be substituted for the 80%  ownership level such Code section.  For purposes of this Agreement, Executive’s employment with Smurfit-Stone and its Affiliates “terminates” if the Executive has incurred a “separation from service.”  For purposes of this Agreement, “separation from service” shall have the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury Regulation §1.409A-1(h).

4.             Section 2(c) is amended to read as follows:

(c)           The Full Retirement Benefit payable shall be calculated as follows:

(1)           Determine a benefit based on a monthly amount that equals fifty percent (50%) of Executive’s Average Monthly Cash Salary, payable in the Normal Form; and

(2)           Subtract $30,678; and

(3)           Determine the single sum amount that is the Actuarial Equivalent of Executive’s benefit resulting from the calculations above.

5.             Section 3(b) is amended to read as follows:

(b)           The Vested Retirement Benefit shall commence on the later of (i) the first day of the seventh (7th) full month following the Executive’s Termination Date or (ii) the Executive’s attainment of the age of sixty-two (62) years, and shall be paid in five (5)

substantially equal annual installments, the last four (4) annual installment payments to be made on the successive anniversary dates of the original installment payment.

6.     Section 3(c) is amended to read as follows:

3.             Vested Retirement Benefit.

(c)           The Vested Retirement Benefit shall be calculated as follows:

(1)           Determine the monthly amount under Paragraph 2(c)(1);

(2)           Subtract $30,678; and

(3)           Multiply the result by a fraction, the numerator of which shall equal the number of Executive’s completed years of Service at the Termination Date or fifteen (15), whichever is less, and the denominator of which shall be fifteen (15); and

(4)           Determine the single sum amount that is the Actuarial Equivalent of the Executive’s benefit resulting from the calculations above.

7.     Section 4(c) is amended to read as follows:

(c)           The Disability Retirement Benefit payable shall be calculated as follows:

(1)           Determine the Executive’s Full Retirement Benefit as provided in Paragraph 2(c)(1); and

(2)           Multiply the result in subparagraph (1) by the appropriate early retirement commencement percentage as indicated below:

Age of Executive At Termination Because of Disability	Percentage
61	94%
60	88%
59	82%
58	76%
57	70%
56	64%
55	58%
54 and prior	50%

(3)           Subtract $30,678; and

(4)           Determine the single sum amount that is the Actuarial Equivalent of the Executive’s benefit resulting from the calculations in paragraphs (1), (2) and (3) immediately above.

IN WITNESS WHEREOF, the parties have signed this Amendment as of January 1, 2008.

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt

EXECUTIVE

/s/ Steven J. Klinger
Steven J. Klinger